Exhibit 10.75

AMENDMENT TO ENGAGEMENT LETTER

THIS AMENDMENT TO ENGAGEMENT LETTER (this “Amendment”) is dated May 8, 2023 and is made by and between BioXyTran Inc. (“BioXyTran”) has engaged WallachBeth Capital LLC (“WallachBeth” and, together with BioXyTran, the “Parties”).

WITNESSETH:

WHEREAS, BioXyTran and WallachBeth entered into an Engagement Letter as on July 29, 2022 (“Original Agreement”); and

WHEREAS, BioXyTran and WallachBeth wish to amend the Engagement Letter to reflect additional duties to be performed by WallachBeth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties agree as follows:

1. Lender and Borrower agree to the following amendments to the Original Agreement:

Section 2(b) of the Original Agreement shall be amended by adding the following:

“For additional services performed by WallachBeth, BioXyTran shall issue to WallachBeth warrants to purchase 800,000 shares of BioXyTran for $0.20 per share at any time before May 8, 2028 in a form similar to other warrants issued by BioXyTran. The shares of BioXyTran common stock underlying these additional warrants shall be registered in a registration statement filed before the earlier of (a) the date of BioXyTran’s next registration statement and (b) June 8, 2023.”

2. BioXyTran shall pay to WallachBeth $5,000 for legal services related to this amendment and the additional services described herein.

3. This Agreement is made and shall be construed under, and in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

BioXyTran Inc.		WALLACHBETH CAPITAL LLC

By:		By:
	David Platt		Eric Schweitzer
	Chief Executive Officer		Chief Compliance Officer